UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35331	46-2492228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

(Address of Principal executive offices, including Zip Code)

615-861-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2012, Acadia Healthcare Company, Inc. (“Acadia”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Jefferies & Company, Inc., as representatives of the several underwriters named therein, in connection with the offering of 8,250,000 shares of Acadia’s common stock (the “Offering”) at a public offering price of $15.50 per share. The Underwriting Agreement grants the underwriters a 30-day option to purchase an additional 1,237,500 shares of Acadia’s common stock from Acadia, which the underwriters exercised in full on May 17, 2012. The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. In the Underwriting Agreement, Acadia agreed to indemnify the underwriters against certain liabilities that could be incurred by them in connection with the Offering.

The closing of the sale of the shares contemplated by the Underwriting Agreement, including shares sold pursuant to the underwriters’ option to purchase additional shares, occurred on May 21, 2012. Acadia received approximately $139 million in net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated expenses of the Offering. Acadia expects to use the net proceeds from the Offering principally to fund its acquisition strategy, and otherwise for general corporate purposes.

The Offering was made pursuant to a prospectus dated May 15, 2012, filed as part of Acadia’s registration statement on Form S-1 (File No. 333-181025), as amended (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2012. The SEC declared the Registration Statement effective on May 15, 2012.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement.

Item 8.01. Other Events.

On May 16, 2012, Acadia issued a press release announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

On May 21, 2012, Acadia issued a press release announcing the closing of the Offering and the exercise of the underwriters’ option to purchase additional shares. The press release is attached hereto as Exhibit 99.2 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Acadia Healthcare Company, Inc., dated May 16, 2012.

99.2	Press Release of Acadia Healthcare Company, Inc., dated May 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel

Date: May 21, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Acadia Healthcare Company, Inc., dated May 16, 2012.

99.2	Press Release of Acadia Healthcare Company, Inc., dated May 21, 2012.

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